SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]

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[ ] Preliminary Proxy Statement            [ ] Confidential, For Use of the
                                               Commission Only (as permitted
[ ] Definitive Proxy Statement                 by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[X] Soliciting Material Under Rule 14a-12


                            ICN Pharmaceuticals, Inc.
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                (Name of Registrant as Specified in Its Charter)

                          Iridian Asset Management LLC
                                       and
                          Franklin Mutual Advisers, LLC
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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

The following is the text of a press release issued by Iridian Asset Management LLC and Franklin Mutual Advisers, LLC on April 15, 2002.

FROM:  Iridian Asset Management LLC
       Franklin Mutual Advisers, LLC

                    Letter to ICN Pharmaceuticals, Inc. From
         Iridian Asset Management LLC and Franklin Mutual Advisers, LLC


         Westport, CT and Short Hills, NJ. April 15, 2002. Iridian Asset Management LLC and Franklin Mutual Advisers, LLC, the investment manager for Franklin Mutual Series Fund Inc., released the text, set forth below, of the letter they sent today to Alan Charles, Executive Vice President of ICN Pharmacuticals, Inc. (NYSE: ICN).

"Dear Alan:"

       "We have read ICN's April 8th press release `ICN Pharmaceuticals Attacks Rival Proxy Filing As Counterproductive to Restructuring Progress,' and are writing to correct certain inaccurate statements you make in it."

       "You state that we have `refused' to discuss with ICN's recently-formed nominating committee our nominees for election to ICN's board. This statement is simply false. In fact, we and all of our nominees participated in a meeting with the committee's members on April 2, in Chicago. This meeting was organized by us expressly for the purpose of introducing our nominees. At a meeting held the same day, the committee determined that all of our nominees were `qualified' - precisely the same determination that the committee came to with regard to Mr. Roderick Hills. We understand from several ICN directors that this report by the nominating committee was presented to, and accepted by, the full Board of ICN."

       "Additionally, your release states that we `claim' that the Ribapharm IPO `was timed in anticipation of a contest' and that `the ICN International business should have been separated first.' We have made no such claims, as you would learn if you read our proxy materials with any care."

       "Finally, we find quite remarkable the conclusion you draw regarding our intent: `...it is clear that this opposition slate was filed to disrupt the progress of the very restructuring that shareholders want.' Only the most jaundiced eye could arrive at a conclusion so directly in conflict with the basic premise on which our proxy materials and public statements are so clearly based."

                                  "Sincerely,"

         Iridian is an SEC-registered investment adviser located in Westport, CT. Iridian manages approximately $11 billion for institutional clients, pension funds, charitable foundations and endowments, and invests primarily in mid-cap and large-cap U.S. equities.

         Franklin Mutual Advisers, LLC is a subsidiary of Franklin Resources, Inc. [NYSE:BEN], a global investment organization operating as Franklin Templeton Investments. Franklin Templeton provides global and domestic investment management services through its Franklin, Templeton, Mutual Series and Fiduciary Trust subsidiaries. The San Mateo, CA-based company has over 50 years of investment experience and more than $266 billion in assets under management as of February 28, 2002. For more information, please call 1-800/DIAL BEN(R) or visit franklintempleton.com.


Contact:    For Press:                For Shareholders and Institutions:
            Hedda Nadler              Mackenzie Partners, Inc.
            Mount & Nadler            Tel: Call Collect: (212) 929-5500
            Tel: (212) 759-4440            Toll Free: (800) 322-2885



In connection with the solicitation of proxies with respect to the 2002 annual meeting of stockholders of ICN Pharmaceuticals, Inc. ("ICN"), Iridian Asset Management LLC ("Iridian") and Franklin Mutual Advisers, LLC ("FMA") have filed with the Securities and Exchange Commission (the "SEC") a preliminary proxy statement, and will file with the SEC and will furnish to security holders of ICN a definitive proxy statement. Security holders are advised to read the proxy statement, when it becomes available, as it will contain important information. Security holders may obtain a free copy of the preliminary proxy statement, and will be able to obtain a free copy of the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC website at www.sec.gov. Iridian and FMA also will provide to security holders of ICN a free copy of the definitive proxy statement when available.

Information concerning Iridian, FMA and certain of the executive officers, directors and affiliates of Iridian and FMA , as well as Richard H. Koppes, Robert W. O'Leary and Randy H. Thurman, Iridian's and FMA's proposed nominees for election, each of whom may be deemed to be a participant in a solicitation by Iridian and FMA of proxies with respect to ICN's 2002 annual meeting, including a description of their direct and indirect interests, by security holdings or otherwise, in the matters to be acted upon at the 2002 annual meeting, may be found in a preliminary proxy statement filed with the SEC by Iridian and FMA on April 8, 2002. Copies of this preliminary proxy statement are available from the SEC website at www.sec.gov.